EXHIBIT 99.1

News Release

For Immediate Release

For more information, contact:

Matthew P. Smith, Chairman

1376 State Route 598

Galion, Ohio 44833

Tel: 419-468-7600

PECO II REPORTS FIRST-QUARTER 2003 RESULTS

•    Company receives expected $12.5 million tax refund in April

•    Cost-reduction efforts continue

GALION, Ohio, May 7, 2003 – PECO II, Inc. (Nasdaq:PIII), a full-service provider of engineering and installation on-site services and manufacturer of communications power systems and equipment to the communications industry, today reported results for the first quarter ended March 31, 2003.

PECO II reported sales of $11.1 million in the quarter, compared with $17.0 million in the first quarter of 2002. The Company reported a net loss of $7.0 million, or $0.33 per diluted share, for the quarter, compared with a net loss of $6.6 million, or $0.30 per diluted share, for the first quarter of 2002. The 2002 first-quarter net loss before cumulative effect of accounting change was $4.7 million, or $0.22 per diluted share. The first quarter 2003 loss includes a $1.1 million impairment charge related to excess real estate that the company listed for sale in the quarter, reflecting the properties at their estimated current fair value based upon market conditions.

Cash used for operating activities was $6.8 million in the first quarter, primarily due to operating losses. As expected, the Company received a $12.5 million tax refund in April 2003. The Company pledged $10.2 million with its bank relating to the Industrial Revenue Bonds. These funds are classified on the balance sheet as restricted cash.

The book-to-bill ratio improved to 1.25 in the first quarter of 2003, compared with .92 in the fourth quarter of 2002. R&D expenses were $1.2 million in the first quarter of 2003, a 56 percent decrease from $2.7 million in the comparable quarter in 2002. SG&A expenses for the first quarter of 2003 were $3.1 million, a decrease of 33 percent compared with the first quarter of 2002. The reductions in these areas continue to reflect the Company’s efforts to better align expenses with current and future revenues.

Business Outlook

“Our first-quarter results reflect the continuing softness in capital spending by our telecom customers, and our revenue of $11.1 million was about as anticipated,” said James L. Green,

PECO II, Inc. First-quarter Fiscal 2003 Results/2

president and chief executive officer. “Although we do not yet see any material change in our telecom customers’ buying intentions, there are opportunities in the services segment of our business, as reflected in orders from two new areas. Recent organizational changes help sharpen our focus on these opportunities, which are consistent with our long-term strategy to target the services market through both acquisitions and organic growth.”

Restructuring actions are continuing. The Company’s total work force was further reduced from 498 in December 2002 to 476 at the end of March and to 428 at April 30, while services personnel increased by 13 during that period. Green said overall work force reductions will continue while service segment employment grows.

Green said the Company expects second-quarter net sales to be essentially flat with first-quarter performance, with some upside potential in the services segment.

Conference Call on the Web

PECO II will hold a conference call with investors and analysts on Wednesday, May 7, 2003, at 10 a.m. Eastern time. The call will be available over the Internet at www.peco2.com and www.vcall.com. To listen to the call, go to either Web site to register, download and install any necessary audio software. For those unable to listen to the live broadcast, a replay of the webcast will be archived and available shortly after the call.

About PECO II, Inc.

PECO II, headquartered in Galion, Ohio, provides engineering and on-site installation services and designs, manufactures and markets communications power systems and power distribution equipment. As the largest independent full-service provider of telecommunications power systems, the Company provides total power quality/reliability solutions and supports the power infrastructure needs of communications service providers in the local exchange, long-distance, wireless, broadband and Internet markets. Additional information about PECO II can be found at www.peco2.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a general economic recession; a downturn in our principal customers’ businesses; the growth in the communications industry; the ability to develop and market new products and product enhancements; the ability to attract and retain customers; competition and technological change; and successful implementation of the Company’s business strategy. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. PECO II does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in PECO II’s periodic filings with the Securities and Exchange Commission.

PECO II, Inc. First-quarter 2003 Results/3

PECO II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2003	2002
Net sales:
Product	$6,148	$6,547
Services	4,962	10,427

	11,110	16,974
Cost of goods sold:
Product	6,709	8,110
Services	5,997	9,078

	12,706	17,188
Gross margin
Product	(561)	(1,563)
Services	(1,035)	1,349

	(1,596)	(214)
Operating expenses:
Research, development and engineering	1,195	2,683
Selling, general and administrative	3,147	4,699
Real estate impairment	1,096	—

	5,438	7,382

Loss from operations	(7,034)	(7,596)
Interest income (expense), net	17	97

Loss before income taxes and before cumulative effect of accounting change	(7,017)	(7,499)
Provision (benefit) for income taxes	27	(2,757)

Loss before cumulative effect of accounting change	(7,044)	(4,742)
Impairment of goodwill	—	(1,835)

Net loss	$(7,044)	$(6,577)

Net loss per common share before cumulative effect of accounting change:
Basic	$(0.33)	$(0.22)

Diluted	$(0.33)	$(0.22)

Net loss per common share:
Basic	$(0.33)	$(0.30)

Diluted	$(0.33)	$(0.30)

Weighted average common shares outstanding:
Basic	21,142	21,868

Diluted	21,142	21,868

PECO II, Inc. First-quarter 2003 Results/4

PECO II, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS	March 31,	December 31,
	2003	2002
Current Assets:
Cash and cash equivalents	$9,183	$25,674
Accounts receivable	9,174	7,802
Inventories	18,463	18,738
Prepaid expenses and other current assets	1,147	1,170
Refundable and deferred income taxes	12,500	12,500
Assets held for sale	8,405	8,405
Restricted industrial revenue bond funds	10,466	137

Total current assets	69,338	74,426

Property and equipment, at cost:
Land and land improvements	254	254
Buildings and building improvements	10,365	11,462
Machinery and equipment	9,841	9,833
Furniture and fixtures	8,451	8,485

	28,911	30,034
Less-accumulated depreciation	(9,836)	(9,181)

	19,075	20,853
Other Assets:
Goodwill and other intangibles, net	13,542	13,542
Long term notes receivable	24	35

Total Assets	$101,979	$108,856

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$9,425	$9,425
Capital leases payable	321	316
Accounts payable	2,978	2,799
Accrued compensation expense	1,640	1,587
Other accrued expenses	6,981	7,638
Accrued income taxes	578	613
Borrowings under line of credit	702	—

Total current liabilities	22,625	22,378

Long-term Liabilities:
Capital leases payable, net of current portion	611	691

Total long-term liabilities	611	691
Shareholders’ Equity:
Common shares	2,816	2,816
Additional paid-in capital	111,335	111,335
Retained deficit	(33,004)	(25,960)
Treasury shares	(2,404)	(2,404)

Total shareholders’ equity	78,743	85,787

Total Liabilities and Shareholders’ Equity	$101,979	$108,856

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